UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32330	11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                       Regulation FD Disclosure.

NorthStar Realty Finance Corp. (the “Company”) will be making a presentation at the JMP Securities Financial Services & Real Estate Conference (the “Conference”) at the St. Regis Hotel in New York City on Thursday, September 13, 2012.  A copy of the presentation materials to be presented at the Conference are being furnished as Exhibit 99.1 to this Current Report on Form 8-K, which includes an update on the fundraising activity at NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”), a public, non-traded REIT sponsored by the Company.   NorthStar Income raised total gross proceeds of $51 million during August 2012 and, as of August 31, 2012 since inception, raised total gross proceeds of $412 million.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 9.01     Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Investor presentation to be made by NorthStar Realty Finance Corp. at the JMP Securities Financial Services & Real Estate Conference on September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: September 5, 2012	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor presentation to be made by NorthStar Realty Finance Corp. at the JMP Securities Financial Services & Real Estate Conference on September 13, 2012.